HAELAN CORPORATION

(d/b/a The Haelan Group)

Financial Statements

As of September 30, 2006

and for the Nine Months Ended

September 30, 2006 and 2005

HAELAN CORPORATION

(d/b/a The Haelan Group)

TABLE OF CONTENTS

Financial Statements

Balance Sheet	1
Statements of Operations and Retained Deficit	2
Statements of Cash Flows	3
Notes to Financial Statements	4-16

HAELAN CORPORATION
(d/b/a The Haelan Group)
Balance Sheet
(Unaudited)
September 30, 2006

Assets

Current Assets
Cash and cash equivalents	$ 47,163
Accounts receivable	311,045
Prepaid expenses	32,936
Deferred tax asset (Note 5)	106,183

Total Current Assets	497,327

Property and Equipment
Developed software	1,968,863
Furniture and fixtures	32,530
Office equipment	214,292
Leasehold improvements	13,450
Accumulated depreciation	(839,481)

Net Property and Equipment	1,389,654

Total Assets	$ 1,886,981

HAELAN CORPORATION
(d/b/a The Haelan Group)
Balance Sheet
(Unaudited)
September 30, 2006

Liabilities and Shareholders' Deficit

Current Liabilities
Bank line of credit (Note 2)	$ 250,000
Current maturities of shareholder notes payable (Note 3)	259,000
Current maturities of notes payable	1,364
Accounts payable	974,240
Accrued payroll	143,835
Accrued property taxes	1,755
Accrued interest	54,861
Accrued dividends (Note 6)	252,620
Deferred revenue	69,572

Total Current Liabilities	2,007,247

Long-term Liabilities
Convertible notes payable (Note 4)	425,000
Notes payable	2,635
Deferred tax liability (Note 5)	7,276

Total Long-term Liabilities	434,911

Total Liabilities	2,442,158

Redeemable Series A Preferred Stock (Note 6)	1,052,589

Shareholders' Deficit (Note 7)
Common stock	1,473,475
Retained deficit	(3,081,241)

Total Shareholders' Deficit	(1,607,766)

Total Liabilities and Shareholders' Deficit	$ 1,886,981

See accompanying notes to unaudited interim financial statements.

HAELAN CORPORATION
(d/b/a The Haelan Group)
Statements of Operations and Retained Deficit
For the Nine Months Ended September 30, 2006 and 2005

	(Unaudited)	(Unaudited)
	September 30,	September 30,
	2006	2005

Revenues	$ 2,989,887	$ 1,105,660

Cost of Revenues
Salaries and wages	237,253	147,830
Contracted services	444,494	247,370
Other	514,437	306,762

Total Cost of Revenues	1,196,184	701,962

Gross Profit	1,793,703	403,698

Operating Expenses	1,312,332	1,046,875

Operating Income (Loss)	481,371	(643,177)

Other Income (Expense)
Interest income	5,795	432
Interest expense	(49,971)	(17,441)
Bad debt expense	647	0
Loss on disposal of assets	0	(3,633)

Total Other Income (Expense)	(43,529)	(20,642)

Income (Loss) before Income Taxes	437,842	(663,819)

Income Tax Benefit (Note 5)	(13,712)	(24,985)

Net Income (Loss)	451,554	(638,834)

Retained Deficit, Beginning of Year	(3,532,795)	(2,619,350)

Retained Deficit, End of Period	$ (3,081,241)	$ (3,258,184)

See accompanying notes to unaudited interim financial statements.

HAELAN CORPORATION
(d/b/a The Haelan Group)
Statements of Cash Flows
For the Nine Months Ended September 30, 2006 and 2005

	(Unaudited)	(Unaudited)
	September 30,	September 30,
	2006	2005

Cash Flows from Operating Activities
Net income (loss)	$ 451,554	$ (638,834)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation (Note 1)	94,207	114,733
Loss on disposal of assets	0	3,633
Deferred income taxes (Note 5)	(13,712)	(24,985)
Increase in accounts receivable	(137,995)	(209,001)
Decrease in survey inventory	0	5,862
Increase in prepaid expenses	(24,004)	(7,124)
Increase in accounts payable	446,305	348,554
Increase in other liabilities	13,767	68,406

Net cash provided by (used in) operating activities	830,122	(338,756)

Cash Flows from Investing Activities
Capital expenditures	(67,360)	(109,518)
Payments for One Care Street software development	(1,179,518)	(5,230)

Net cash used in investing activities	(1,246,878)	(114,748)

Cash Flows from Financing Activities
Net borrowings under line of credit	100,000	133,000
Proceeds from issuance of short-term debt	84,697	175,667
Proceeds from issuance of long-term debt	102,635	250,000
Principal payments under capital lease obligations	(530)	(4,120)
Issuance of common stock for services performed	0	12,000

Net cash provided by financing activities	286,802	566,547

Net Increase (Decrease) in Cash and Cash Equivalents	(129,954)	113,043

Cash and Cash Equivalents, Beginning of Period	177,117	0

Cash and Cash Equivalents, End of Period	$ 47,163	$ 113,043

Supplemental Cash Flow Disclosures
Interest paid	$ 7,050	$ 5,578

See accompanying notes to unaudited interim financial statements.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 1 - Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations

The Haelan Group (the Company) is a Health Improvement Solutions Company that provides innovative systems that help individuals improve their health, productivity and financial outcomes. The Haelan Group has developed a revolutionary population health management system, One Care Street™, that prospectively finds individuals at greatest risk of accessing the health care system and then links them to highly tailored coaching interventions. The One Care Street system provides organizations with the ability to reduce overall health care costs while improving participants’ health.

Revenue and Cost Recognition

The Company recognizes revenue when earned which is generally as contract milestones are reached. The Company also recognizes revenue on a straight-line basis over the contract period for contracts that do not contain milestones. Certain revenues are deferred until collectibility is reasonably certain and other criteria are met.

Accounts Receivable

The Company carries its accounts receivable at invoiced amounts less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on history of past write-offs and collections and current credit conditions. As of September 30, 2006, the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. The Company’s policy is not to accrue interest on past due accounts receivable.

Property, Equipment, and Depreciation

Property and equipment are carried at cost and includes expenditures for new additions and those, which substantially increase the useful lives of existing assets. Depreciation is computed at various rates by use of the straight-line method. Depreciable lives generally range from 3 to 7 years.

Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of property or equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts in the year of disposal with the resulting gain or loss reflected in earnings.

The provision for depreciation amounted to $94,207 and $114,733 for the nine months ended September 30, 2006 and 2005, respectively.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued):

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for the differences between the basis of assets and liabilities for financial statement and income tax purposes. Those differences relate primarily to fixed assets (use of different depreciation methods and lives for financial statement and income tax purposes), and certain accrued expenses (use of accrual method for financial statement purposes and cash method for income tax purposes). The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for any operating loss carryforwards, charitable contribution carryforwards, and tax credit carryforwards that are available to offset future income taxes.

Earnings per Share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Equity-Based Charges

The Company has elected to account for its employee stock plans in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and to adopt the disclosure-only provisions as required under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123).

The Company accounts for stock awards to nonemployees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force Consensus No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (EITF 96-18). Under SFAS 123 and EITF 96-18, stock awards issued to nonemployees are accounted for at their deemed fair value based on independent valuations or by using the Black-Scholes method, as appropriate.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued):

Equity-Based Charges (Continued)

As allowed by Statement of Financial Accounting Standards, Statement No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure” (SFAS 148), which amends SFAS Statement No. 123, “Accounting for Stock Based Compensation”, the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and to adopt the disclosure-only provisions as required under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), and Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure (SFAS No. 148). The Company accounts for stock awards to non-employees in accordance with the provisions of SFAS 123 and SFAS 148, and Emerging Issues Task Force Consensus No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or

Services” EITF 96-18. Under SFAS 123, SFAS 148, and EITF 96-18, stock awards issued to nonemployees are accounted for at their deemed fair value based on independent valuations using an option-pricing model, or other means as appropriate.

In December 2004, the FASB issued Statement No. 123R (SFAS 123R), “Share-Based Payment,” a revision of SFAS 123. SFAS 123R requires the measurement of all stock-based payments to employees, including grants of employee stock options and stock purchase rights granted pursuant to certain employee stock purchase plans, using a fair-value based method and the recording of such expense in operations. The accounting provisions of SFAS 123R for the Company are effective, and will be adopted, for the year ended December 31, 2006. The proforma disclosures previously permitted under SFAS 123 will no longer be an alternative to financial statement recognition. SFAS 123R provides two alternatives for adoption: (1) a modified prospective” method in which compensation cost is recognized for all awards granted subsequent to the effective date of this statement as well as for the unvested portion of awards outstanding as of the effective date; or (2) a “modified retrospective” method which follows the approach in the “modified prospective” method, but also permits entities to restate prior periods to record compensation cost calculated under SFAS 123 for the proforma disclosure. The Company has not yet determined which method of adoption it will apply.

Although SFAS 123R is effective beginning January 1, 2006, the Company has not adopted the standard as of September 30, 2006; and the impact from implementation of the "modified prospective" method would approximate the impact of SFAS 123, using the Black-Scholes model. As a result, implementation of SFAS 123R would have an immaterial impact on the Company's reported net income in the Statement of Operations and Retained Deficit for the period ended September 30, 2006.

Advertising

The Company charges advertising costs to expense as incurred. Advertising expenses amounted to $54,698 and $53,641 for the nine months ended September 30, 2006 and 2005, respectively.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued):

Cash Flows

For purposes of the Statements of Cash Flows, the Company considers all highly liquid instruments that are purchased within three months or less of an instruments maturity date to be cash equivalents.

During the period ended September 30, 2005, the Company exchanged 40 shares of common stock for consulting services.

During the period ended September 30, 2005, one officer of the Company exercised 450 stock options in exchange for a stock subscription receivable.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Line of Credit:

The Company has a $150,000 available line of credit through September 2007. Borrowings bear interest at the bank’s prime rate (8.25% as of September 30, 2006) Outstanding borrowings on the line of credit amounted to $150,000 at September 30, 2006. The line of credit is secured by (a) substantially all the assets of the Company and (b) a certificate of deposit with a shareholder of the Company.

The Company has an additional $200,000 available line of credit through December 2006. Borrowings bear interest at the bank’s prime rate (8.25% as of September 30, 2006). Outstanding borrowings on this line of credit amounted to $100,000 as of September 30, 2006. The line of credit is secured by a third party.

Note 3 - Notes Payable to Shareholders:

In 2005 the Company issued a note to a shareholder in the amount of $166,667. The note is due in June 2006. Interest is charged at prime plus 2.5% (10.75% at September 30, 2006). Another advance was made in the amount of $83,333 in 2006. The note has an automatic extension for one year to June 2007.

In 2005 the Company also issued a note to a shareholder in the amount of $9,000. The note was due in June 2006. Interest is charged at 6.0% but increases to 18.0% after one year if the note has not been paid in full at that time. As of September 30, 2006, the note had not been paid in full.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 4 - Convertible Notes Payable:

The Company issued convertible notes payable in the cumulative amount of $425,000 from the period ranging between December 2004 through March 2006. The unpaid principal and interest of all convertible notes may be converted into common stock, in whole or in part, at the holders’ option at any time during the life of the notes at $300 per common share. In addition, certain events, as defined in the agreements, may trigger conversion of such notes to common stock at $300 per share or the applicable conversion rate. The notes bear interest at 6% and expire on either (a) December 2010 through September 2011, at which time principal and interest are due, or (b) certain other events as defined in the agreement.

Note 5 - Income Taxes:

Federal and state income tax expense (benefit) for the periods ended September 30, 2006 and 2005, is summarized as follows:

	2006	2005
Federal:
Current expense	$ 175,115	$ 0
Deferred expense (benefit)	(187,727)	19,508

	(12,612)	19,508

State:
Current expense	73,285	0
Deferred expense (benefit)	(74,385)	(44,493)

	(1,100)	(44,493)

Total tax benefit	$ (13,712)	$ (24,985)

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 5 - Income Taxes (Continued):

The Company's deferred tax assets and liabilities as of September 30, 2006, are summarized as follows:

2006
Federal:
Deferred tax assets	$ 72,947
Deferred tax liabilities	(5,890)

67,057

State:
Deferred tax assets	33,236
Deferred tax liabilities	(1,386)

31,850

Net deferred tax asset	$ 98,907

The net deferred tax asset (liability) has been reflected in the Company’s balance sheets as follows:

2006

Current assets	$ 106,183
Long-term liabilities	(7,276)

$ 98,907

The Company has operating loss carryforwards of approximately $1,550,000 to reduce future federal taxable income at September 30, 2006. These carryforwards expire at various dates through December 31, 2025. A valuation allowance of approximately $600,000 as of September 30, 2006, representing 100% of the net operating loss carryforward has been recognized to offset the long-term deferred tax asset associated with the net operating loss carryforward at September 30, 2006.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 6 - Redeemable Series A Preferred Stock:

The Company is authorized to issue 20,000 shares of no par value preferred stock. In December 2001, the Company issued 4,210 shares of Series A Preferred Stock for $250 per share. The 4,210 shares of preferred stock are issued and outstanding for the period ended September 30, 2006.

Each share of preferred stock will automatically be converted into shares of common stock at the conversion rate in effect upon the earlier of a “Trigger Event” or a date specified by the majority of the holders of the Series A Preferred Stock. A “Trigger Event” is defined as (a) any representation made by Company hereunder shall prove to be false, (b) Company shall fail to observe or perform any covenant or material condition of the agreement, and (c) Company shall fail to comply with any material provision of the Series A Preferred Stock agreement. The conversion rate is subject to adjustment for future stock splits and certain other transactions. In conjunction with this agreement, the Company cancelled all of its Series A convertible promissory notes and converted it into Series A Preferred Stock. As a result, all Series A convertible promissory note agreements were void and null on the effective date of this agreement. Additionally, the holders of the preferred stock have the right to convert in whole or in part, and at any time, into fully paid and nonassesable shares of common stock, as defined in the agreement.

On or after the fifth anniversary of the effective date, the holders have the right to put to the Company all or a portion of the preferred shares outstanding at a price equal to the Preferred Stock Conversion Price of $250 per share, plus any accrued dividends of 6% per annum. At the time of a put notice, the other preferred stock holders have the right to purchase the outstanding put shares on a pro rata basis. The Company shall purchase all put shares not acquired by the other holders. The $1,052,289 is classified as temporary equity on the Company’s balance sheet at September 30, 2006, since potential exercise of the put options are outside the Company’s control.

The holders of the Company’s Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6% per annum on the original issuance price. Dividends shall accrue from the date of reissuance (December 19), and shall accumulate if not paid, whether or not declared, on an annual basis.

The shares of the Preferred Stock vote together with the common stock as a single group, and each share of Preferred Stock is entitled to one vote for each share of common stock into which the Preferred Stock could be converted.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 7 - Common Stock and Warrants:

The Company has voting stock with equal voting rights. All of the stock is no par value.

The following summarizes the Company’s shares of common stock at September 30, 2006:

Authorized	100,000
Issued	9,198
Outstanding	9,198

Amounts do not include an additional 450 shares of common stock issued to an officer of the Company during 2005 related to exercise of stock options in exchange for a note receivable. The note receivable constitutes a stock subscription receivable and eliminates the equity increase related to exercise of the options.

Warrants

The Company periodically issues warrants on a one-for-one basis for the purchase of shares of its common stock. The exercise prices of the warrants are no less than the fair market value of the common stock on the dates of grant. The estimated fair market value of the warrants is measured on the date of grant (measurement date), and accounted for as part of the related transaction.

In connection with the Company’s Series A Preferred Stock described in Note 6, the Company retired certain convertible debentures in exchange for the issuance of stock warrants to purchase 1,907 shares of the Company’s common stock in January of 2001 at an exercise price of $.01 per share. The warrants are exercisable after April 2001 and expire ten years after the date of grant. None of these warrants have been exercised at September 30, 2006.

In connection with the Company’s Series A Preferred Stock described in Note 6, the Company issued cancelable basic warrants to purchase 3,539 shares of common stock in January of 2001. Of these warrants, 1,769.5 were issued at an exercise price of $250 per share and the remaining 1,769.5 warrants were issued at an exercise price of $1 per share. These warrants are exercisable prior to the first anniversary, or after the second anniversary of the date of grant and expire ten years after the date of grant. None of these warrants have been exercised at September 30, 2006.

In connection with the Company’s Series A Preferred Stock described in Note 6, the Company issued additional warrants to purchase 1,769 shares of common stock in January of 2001 at an exercise price of $250 per share. The warrants are exercisable beginning January 2006 and expire ten years after the date of grant.

In connection with the Series A Preferred Stock Purchase Agreement described in Note 6, the Company issued “new” warrants to purchase 1,700 shares of common stock, in December 2001 at an exercise price of $0.01 per share. The warrants became exercisable after December 31, 2003, and expire eight years from the date of grant. None of these warrants have been exercised at September 30, 2006.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 7 - Common Stock and Warrants (Continued):

Warrants (Continued)

In connection with the Series A Preferred Stock Purchase Agreement described in Note 6, the Company issued warrants to purchase 604 shares of the Company’s common stock in exchange for deferred employee compensation, deferred consulting compensation, and deferred board of director compensation. The stock warrants were issued in December 2001 at an exercise price of $0.01 per share. The warrants became exercisable after December 31, 2003, and expire eight years from the date of grant. None of these warrants have been exercised at September 30, 2006.

During the year ended December 31, 2003, the Company’s board of directors approved issuance of 1,118 warrants to an outside investor. The warrants were vested on the date of grant at an exercise price of $300 per share. The warrants expire at various dates during the year ended December 31, 2008. During the year ended December 31, 2003, the holder purchased 1,000 warrants at the required price of $300,000. The warrants were simultaneously converted into 1,000 shares of the Company’s common stock pursuant to the agreement. The remaining 118 warrants have not been exercised at September 30, 2006.

During the year ended December 31, 2005, the Company’s board of directors approved issuance of 50 warrants in exchange for consulting services. The warrants were vested on the date of grant at an exercise price of $300 per share. None of the warrants have been exercised at September 30, 2006.

At September 30, 2006, management believes the exercise price of all warrants exceed their respective fair value at the date of grant.

Note 8 - Stock Purchase Agreement:

The shareholders have entered into a buy-sell agreement which creates certain restrictions on the transfer of stock. The agreement covers voluntary and involuntary transfers of stock, as well as transfers initiated by death, permanent disability, and termination of employment. The purchase price of the stock is based upon annual valuations mutually agreed upon by the shareholders.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 9 - Stock Option Plan:

The Company adopted the 2000 Stock Option Plan (the Plan) on April 1, 2000. The Plan allows for the issuance of non-qualified stock options to executive officers and employees who are materially responsible for the management or operation of the business of the Company. The number of shares, exercise price of shares, and vesting conditions are to be determined by the Board of Directors. Options generally become exercisable in equal installments between three and ten years of grant. The exercise price of approximately $83,400 issued under the Plan in 2006; was equal to or greater than the fair value at the date of grant. Consequently no unearned deferred compensation expense was recorded.

The following summarizes changes in stock options under the Plan for the period ended September 30, 2006.

	2006
		Weighted
		Average
	Shares	Exercise Price

Options outstanding, beginning of year	1,674	$ 223.03

Shares granted	278
Options exercised	0
Shares cancelled	0

Options outstanding, end of period	1,952	$ 233.99

Weighted average fair value of options granted during the period
		$ 300.00

Options available for grant at end of period	848

Options exercisable at end of period	1,952

The weighted average remaining contractual life of the options outstanding was approximately 5 years for the period ended September 30, 2006.

If compensation cost had been determined based on the fair value at the grant date for awards under the Plan in accordance with FAS 123, the proforma net loss would have an immaterial impact on the Company’s reported net loss included in the Statement of Operations and Retained Earnings (Deficit), for the periods ended September 30, 2006 and 2005.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 9 - Stock Option Plan (Continued):

The effects of applying FAS No. 123 in this proforma disclosure may not be indicative of effects on reported net income for future years.

Expected future dividend yield	0.0%
Risk-free interest rate	2.5%
Expected life (years)	5

Note 10 - Operating Lease Commitments:

During the period ended September 30, 2005, the Company entered into a sublease agreement for office space that extends through January 2009. In addition to base monthly rent, the Company could be responsible for their proportionate share of operating expenses if amounts exceed certain pre-established budgets. Rent expense under this agreement was $46,555 and $10,346 for the periods ended September 30, 2006 and 2005, respectively.

The Company previously leased its office space from a related party. Rent expense under this agreement was $0 and $11,520 for the periods ended September 30, 2006 and 2005, respectively.

The Company is committed to several operating leases for office equipment with expiration dates through August 2010. Lease expense under these agreements amounted to $15,270 and $2,545 for the periods ended September 30, 2006 and 2005, respectively.

Future minimum commitments under all agreements are as follows at September 30, 2006:

2007	$ 141,628
2008	100,318
2009	11,792
2010	4,147

$ 257,885

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 11 - Earnings per Share:

The following is a reconciliation of the numerators and denominators used in computing earnings per share:

For the
Period Ended
September 30,
2006

Net income	$ 451,554
Basic income per share:
Less: Preferred Stock Dividends	0

$ 451,554
Weighted - average number of common shares outstanding
9,198

Basic income per share	$ 49.09

Diluted income per share:

Weighted-average number of common shares
outstanding - basic	9,198

Effect of dilutive convertible notes payable and related accrued interest	1,509
Effect of dilutive warrants
9,687

Effect of dillutive convertible preferred stock	4,210

Effect of dillutive stock options	1,952

Weighted - average number of common shares outstanding - dilutive	26,556

Diluted income per share	$ 17.00

At September 30, 2005, basic loss per share was $(72.56) and all common stock equivalents were anti-dilutive.

HAELAN CORPORATION

(d/b/a The Haelan Group)

Notes to Financial Statements

September 30, 2006

Note 12 - Concentration of Credit Risk:

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with high credit quality institutions. At times, such amounts may be in excess of the FDIC insured limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Note 13 - Major Customer:

The Company has three customers that accounted for approximately 68% of net sales and 49% of accounts receivable for the period ended September 30, 2006.

The Company has three customers that accounted for approximately 52% of net sales and 61% of accounts receivable for the period ended September 30, 2005.

Note 14 - Subsequent Event:

In November 2006, the Company entered into a definitive merger agreement with CareGuide, Inc. (“CareGuide”), a publicly-held disease and healthcare management company headquartered in Coral Springs, Florida. This transaction is expected to close on or before December 31, 2006, subject to the conditions to closing that are contained in the merger agreement. As currently contemplated by the merger agreement, CareGuide will pay the Company cash of $1.5 million to satisfy certain liabilities. Additionally, CareGuide will issue convertible promissory notes to shareholders of the Company in the aggregate principal amount of up to $6.5 million, which notes are convertible by their terms into shares of CareGuide’s common stock. If certain revenue targets set forth in the merger agreement are achieved in 2007, CareGuide will pay an additional amount of up to $3.0 million to the former shareholders of the Company.